Exhibit 10.9

CONVERTIBLE PROMISSORY NOTE

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR REGISTERED OR QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS AND THEREFORE THESE SECURITIES MAY NOT BE TRANSFERRED WITHOUT REGISTRATION THERE UNDER OR PURSUANT TO AN EXEMPTION FROM REGISTRATION.

$600,000Torrance, California

FOR VALUE RECEIVED, Global Clean Energy Holdings, Inc., a Delaware corporation (the “Company”), hereby promises to pay to the order of Richard Palmer or his assigns (the “Holder”), the principal amount of Six Hundred Thousand Dollars ($600,000), together with interest thereon as provided below.

The following terms shall apply to this Note:

ARTICLE I

PAYMENT AND DEFAULT-RELATED PROVISIONS

1.1Payment.  On October 8, 2020 (the “Maturity Date”), unless previously paid, and except to the extent previously converted as provided herein, the entire principal amount of this Note together with all accrued and unpaid interest shall be due and payable in full.  All payments to be made under this Note shall be made to Holder at 3806 Newton Street, Torrance, CA 90505 or at such other address or, if by wire transfer, such bank account, as may be designated in writing by Holder from time to time.

1.2Interest Rate.  Simple interest shall accrue on the outstanding principal balance of this Note at the annual rate of five percent (5%).  Interest under this Note shall be calculated on the basis of a 365-day year for the actual days elapsed.

1.3Order of Payments.  All payments made by Company hereunder (including, without limitation, any prepayments) shall be applied, first, to the payment of any costs and expenses of collection incurred by Holder under Section 4.5, second, to the payment of accrued but unpaid interest, and last, to the reduction of the outstanding principal balance thereof.

1.4No Setoff or Counterclaim.  All payments under this Note shall be made to the Holder without set-off, recoupment, counterclaim or other deduction whatsoever.

1.5Waiver of Presentment and Enforcement. All parties now or subsequently liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentation for payment, demand, notice of nonpayment or dishonor, protest and notice of protest and any and all lack of diligence or delay in collection or enforcement hereof.

ARTICLE II

CONVERSION RIGHTS

2.1Conversion into the Company's Common Stock.

(a)The Holder shall have the right, but not the obligation, upon delivery to the Company of the Holder’s written request for conversion, in the form attached hereto (a “Notice of Conversion”), at any time and from time to time until this Note is fully paid, to convert all or any portion of the outstanding principal balance and accrued and unpaid interest on this Note set forth in each such Notice of Conversion into shares of Company’s Common Stock (the “Conversion Shares”) at the Conversion Price (as defined in Section 2.1(b)).  The Company shall issue to the Holder within fifteen (15) business days from the date of delivery of a Conversion Notice (the “Conversion Date”) that number of Conversion Shares determined by dividing that portion of the outstanding balance of this Note to be converted by the Conversion Price.

(b)Subject to adjustment as set forth in this Section 2.1, the conversion price shall be equal to $0.0035 (the “Conversion Price”).  It is understood that the Conversion Shares to be issued to Holder shall be unregistered.

(c)If the Company at any time shall consolidate with or merge into or sell or convey all or substantially all its assets to any other person or entity, this Note, as to the unpaid principal portion thereof and accrued interest thereon, shall thereafter be deemed to evidence the right to purchase such number and kind of shares or other securities and property as would have been issuable or distributable on account of such consolidation, merger, sale or conveyance, upon or with respect to the securities subject to the conversion or purchase right immediately prior to such consolidation, merger, sale or conveyance.  The foregoing provision shall similarly apply to successive transactions of a similar nature by any such successor or purchaser.  Without limiting the generality of the foregoing, the provisions of this Section 2.1 shall apply to such securities of such successor or purchaser after any such consolidation, merger, sale or conveyance.

(d)If the Company at any time shall, by reclassification or otherwise, change the Common Stock into the same or a different number of securities of any class or classes, this Note, as to the unpaid principal portion thereof and accrued interest thereon, shall thereafter be deemed to evidence the right to purchase an adjusted number of such securities and kind of securities as would have been issuable as the result of such change with respect to the Common Stock immediately prior to such reclassification or other change.

(e)If the shares of Common Stock are subdivided or combined into a greater or lesser number of shares of Common Stock, or if a dividend is paid on the Common Stock in shares of Common Stock, the Conversion Price shall be proportionately reduced in case of subdivision of shares or stock dividend, or proportionately increased in the case of combination of shares, in each such case by the ratio which the total number of shares of Common Stock outstanding immediately after such event bears to the total number of shares of Common Stock outstanding immediately prior to such event.

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(f)The Company shall reserve at all times out of its authorized and unissued Common Stock a sufficient number of Conversion Shares to provide for the issuance of all Common Stock issuable upon the full conversion of this Note.  The Company represents that upon issuance, all such Common Stock will be duly and validly issued, fully paid and non-assessable.  The Company agrees that its issuance of this Note shall constitute full authority to its officers, agents, and transfer agents who are charged with the duty of executing and issuing stock certificates to execute and issue the necessary certificates for Conversion Shares upon the conversion of this Note.

2.2Method of Conversion.  This Note may be converted by the Holder in whole or in part as described in Section 2.1.  Upon any partial conversion of this Note, the remaining balance outstanding of this Note will remain in full force and effect.

ARTICLE III

EVENT OF DEFAULT

3.1Events to Default.  occurrence of any of the following events of default (“Event of Default”) shall make all sums of principal and interest then remaining unpaid hereon and all other amounts payable hereunder immediately due and payable, all without demand, presentment or notice, or grace period, all of which hereby are expressly waived:

(a)Failure to Pay Principal or Interest.  The Company fails to pay when due any portion of the principal, interest or other amount under this Note.

(b)Breach of Covenant.  The Company breaches any covenant or other term or provision of this Note in any material respect and such breach, if subject to cure, continues for a period of five (5) calendar days after written notice to the Company from the Holder.

(c)Breach of Representations and Warranties.  Any representation or warranty of the Company made herein, or in any agreement, statement or certificate given in writing pursuant hereto or in connection therewith shall be false or misleading.

(d)Receiver or Trustee.  The Company shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business; or such a receiver or trustee shall otherwise be appointed.

(e)Bankruptcy.  Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings or relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Company.

(f)Failure to Deliver Securities or Replacement Note.  The Company's failure to timely deliver to the Holder Conversion Shares or other securities, or any replacement Note, pursuant to and in the form required by this Note.

3.2Remedies of Holder are Cumulative.  The remedies of Holder as provided herein, and any one or more of them, whether in law or in equity, shall be cumulative and

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concurrent, and may be pursued singularly, successively or together at Holder’s sole discretion, and may be exercised as often as Holder may decide in its sole and absolute discretion.

ARTICLE IV

MISCELLANEOUS

4.1Failure or Indulgence Not Waiver.  No failure or delay on the part of the Holder hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.  All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

4.2Notices.  Any notice herein required or permitted to be given shall be in writing and shall be deemed effectively given:  (a) upon personal delivery to the party notified, (b) when sent by confirmed e-mail or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) three days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.  All communications shall be sent to the Company and Holder at the addresses on the first page of this Note or at such other address as the Company or the Holder may designate by ten days advance written notice to the other parties hereto.

4.3Amendment Provision.  The term “Note” and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.

4.4Assignability.  This Note shall be binding upon the Company and its successors and assigns, and shall inure to the benefit of the Holder and his successors and assigns, and may be assigned by the Holder.

4.5Cost of Collection.  If default is made in the payment of this Note, the Company shall pay the Holder hereof reasonable costs of collection, including reasonable attorneys' fees.

4.6Governing Law.  This Note shall be governed by and construed in accordance with the laws of the State of California, without regard to principles of conflicts of laws.  Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of or in the federal courts located in Los Angeles County, California.  Both parties and the individual signing this Note on behalf of the Company agree to submit to the jurisdiction of such courts.  The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs.

4.7Maximum Payments.  Nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law.  In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such

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maximum shall be credited against amounts owed by the Company to the Holder and thus refunded to the Company.

4.8Prepayment.  This Note may not be paid (in whole or in part) prior to the Maturity Date without the consent of the Holder.

4.9Time.  Time is of the essence as to all matters in and related to this Note.

4.10Construction.  Each party agrees that the rule of construction that ambiguities are to be resolved against the drafting party shall not be applied in the interpretation of this Note to favor any party against the other.

IN WITNESS WHEREOF, the Company has caused this Note to be signed in its name on this 16th day of October 2018.

GLOBAL CLEAN ENERGY HOLDINGS, INC.
By:	/s/ DAVID WALKER
Name: David Walker Title: Chairman of the Board
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NOTICE OF CONVERSION

(To be executed by the Holder in order to convert the Note)

The undersigned hereby irrevocably elects, as of the Date of Conversion stated below, to convert $_______ of the principal and interest due on the $_______ Convertible Promissory Note issued by GLOBAL CLEAN ENERGY HOLDINGS, INC. on October __, 2018, into shares of Common Stock of GLOBAL CLEAN ENERGY HOLDINGS, INC. (the “Company”) according to the conditions set forth in such Note, as of the date written below.

Date of Conversion:

Initial Conversion Price: $0._____ per Share (subject to adjustment as provided in the Note)

Number of Shares To Be Delivered:

Signature:

Print Name:

Print Title:

Print Name of Current Note Holder:

Address:

Tax ID:

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